SIXTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This sixth amendment (this “Amendment”) to the ETF Distribution Agreement dated June 7, 2017 (the “Agreement”), is entered into on May 21, 2020 by and between Listed Funds Trust (f/k/a Active Weighting Funds ETF Trust) (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of May 21, 2020 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect:

(i)	the addition of the following Funds:

Roundhill Sports Betting & iGaming ETF;
TrueShares Structured Outcome July ETF,
TrueShares Structured Outcome August ETF;
TrueShares Structured Outcome September ETF;
TrueShares Structured Outcome October ETF;
TrueShares Structured Outcome November ETF;
TrueShares Structured Outcome December ETF;
TrueShares Structured Outcome January ETF;
TrueShares Structured Outcome February ETF;
TrueShares Structured Outcome March ETF;
TrueShares Structured Outcome April ETF;
TrueShares Structured Outcome May ETF;
TrueShares Structured Outcome June ETF;

(ii)	Fund changes of name; and

(iii)	the removal of one Fund: Source Dividend Opportunity ETF.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

LISTED FUNDS TRUST                FORESIDE FUND SERVICES, LLC

By:    _/s/ Gregory Bakken____________        By:    /s/ Mark Fairbanks_______
Name: Gregory Bakken                Name:    Mark Fairbanks
Title:     President                    Title:    Vice President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of May 21, 2020

FUNDS

EventShares U.S. Legislative Opportunities ETF
Roundhill BITKRAFT Esports & Digital Entertainment ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
TrueShares AI & Deep Learning ETF
TrueShares ESG Active Opportunities ETF
Roundhill Sports Betting & iGaming ETF
TrueShares Structured Outcome July ETF
TrueShares Structured Outcome August ETF
TrueShares Structured Outcome September ETF
TrueShares Structured Outcome October ETF
TrueShares Structured Outcome November ETF
TrueShares Structured Outcome December ETF
TrueShares Structured Outcome January ETF
TrueShares Structured Outcome February ETF
TrueShares Structured Outcome March ETF
TrueShares Structured Outcome April ETF
TrueShares Structured Outcome May ETF
TrueShares Structured Outcome June ETF

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